SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                              (Amendment No. )


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                             ENESCO GROUP, INC.
---------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

       --------------------------------------------------

       2) Aggregate number of securities to which transaction applies:

       --------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       --------------------------------------------------

       4) Proposed maximum aggregate value of transaction:

       --------------------------------------------------

       5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       --------------------------------------------------

       2) Form, Schedule or Registration Statement No.:

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       3) Filing Party:

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       4) Date Filed:

       --------------------------------------------------









[ENESCO GROUP, INC. LOGO]

                                                     March 12, 1999

Dear Stockholder:

    On behalf of the Enesco Group, Inc. Board of Directors, we invite you to attend the Annual Meeting of Stockholders to be held on Thursday, April 22, 1999, at the Enesco Showroom Theater, One Enesco Plaza (corner of Busse and Devon), Elk Grove Village, Illinois 60007. Information about the meeting is presented on the following pages. Please note that the meeting is scheduled to start at 9:30 a.m.

    In addition to the formal items of business to be conducted at the meeting, management will report on the operations of the Company and will answer stockholder questions.

    It is important to ensure that your shares will be represented at the Annual Meeting. Please complete, date, sign and return your enclosed proxy card even if you plan to attend. Sending us your proxy will not prevent you from voting in person at the Annual Meeting should you wish to do so. Please note that space limitations may make it necessary to limit attendance only to stockholders of the Company. Accordingly, admission to the meeting will be on a first-come, first-served basis.

    We look forward to seeing you on April 22nd, and thank you for your continued support of Enesco Group, Inc.


                                              Sincerely,



                                              /s/ Jeffrey A. Hutsell
                                              JEFFREY A. HUTSELL
                                              President and CEO




     225 Windsor Drive, Itasca, Illinois 60143 o Telephone 630-875-5300





                             ENESCO GROUP, INC.

                             225 WINDSOR DRIVE
                           ITASCA, ILLINOIS 60143

                              ---------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               April 22, 1999

    Notice is hereby given that the Annual Meeting of Stockholders of Enesco Group, Inc. will be held at the Enesco Showroom Theater, One Enesco Plaza (corner of Busse and Devon), Elk Grove Village, Illinois 60007 at 9:30 a.m. on Thursday, April 22, 1999, for the following purposes:

      1. To elect three Class I Directors for a three-year term.

      2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for 1999.

      3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

      Stockholders of record as of the close of business on March 1, 1999 will be entitled to vote at the Annual Meeting and any postponement or adjournment thereof.

                                   By Order of the Board of Directors,


                                   PETER R. JOHNSON, Clerk


Itasca, Illinois
March 12, 1999

                              ---------------


                                 IMPORTANT

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. PLEASE NOTE THAT SPACE LIMITATIONS MAY MAKE IT NECESSARY TO LIMIT ATTENDANCE ONLY TO STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU DESIRE TO DO SO, EVEN IF YOU HAVE RETURNED A PROXY CARD.



                             ENESCO GROUP, INC.

                              PROXY STATEMENT

                                                        March 12, 1999

                   SOLICITATION AND REVOCATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of stockholders of Enesco Group, Inc. (the "Company") to be held at 9:30 a.m. on Thursday, April 22, 1999, at the Enesco Showroom Theater, One Enesco Plaza (corner of Busse and Devon), Elk Grove Village, Illinois 60007. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Clerk, at or before the 1999 annual meeting of stockholders (the "Annual Meeting"), a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Peter R. Johnson, Clerk, Enesco Group, Inc., 225 Windsor Drive, Itasca, IL 60143.

    The expense of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., New York, New York, to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $6,500 plus expenses. Proxies will be solicited by personal interview, mail and telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are the beneficial owners of the Company's common stock, par value $.125 per share, together with the associated common stock purchase rights (the "Common Stock"), which they hold of record, and, if so, they will be supplied with additional copies of the proxy card and proxy materials for distribution to such beneficial owners. The Company will, in addition, reimburse parties holding shares of the Common Stock of record in their names or in the names of their nominees for their reasonable expenses in sending proxy cards and proxy materials to the beneficial owners of the shares of the Common Stock held of record by them.

    The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice. If the enclosed proxy card is properly executed and returned to the Company, all shares of the Common Stock represented thereby will be voted as designated by the persons named as proxies or, if no designation is indicated thereon, as described hereinafter. Where applicable, abstentions from voting will be treated as votes cast and will have the effect of votes against in the voting count. Shares of the Common Stock that are represented by a broker and not voted with respect to a particular matter are not treated as being present at the Annual Meeting and will have no effect on the voting count.

    The address of the Company's principal executive offices is 225 Windsor Drive, Itasca, IL 60143, U.S.A. This Proxy Statement and the accompanying proxy card are being provided to the holders of record of the Common Stock as of the close of business on March 1, 1999 (the "Record Date").

                               ANNUAL REPORT

    The Annual Report to Stockholders of the Company for the year ended December 31, 1998, including the Company's financial statements for its 1998 fiscal year, accompanies this Proxy Statement, which is being mailed on or about March 12, 1999.


              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    On the Record Date, there were outstanding 15,851,586 shares of the Common Stock, which is the only class of stock outstanding and entitled to vote at the Annual Meeting and any postponement or adjournment thereof. The holders of such shares will be entitled to cast one vote for each share of the Common Stock held of record as of the Record Date. The beneficial owners of more than 5% of the Common Stock as of December 31, 1998 were as follows:

  NAME AND ADDRESS OF                    AMOUNT AND NATURE       PERCENT
   BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP    OF CLASS
  -------------------                 -----------------------    --------

Royce & Associates, Inc. ("Royce")       1,384,500 shares(1)     8.67%(1)
Royce Management Company ("RMC")
1414 Avenue of the Americas
New York, NY 10019

Barclays Global Investors, N.A.            990,803 shares(2)     6.21%(2)
("Barclays")
Barclays Global Fund Advisors ("BGF")
45 Freemont Street
San Francisco, CA  94105

David L. Babson and Company                969,201 shares(3)     6.07%(3)
Incorporated
One Memorial Drive
Cambridge, MA  02142

Bank One Corporation                       880,878 shares(4)     5.52%(4)
One First National Plaza
Chicago, IL 60670

GeoCapital, LLC                            868,300 shares(5)     5.44%(5)
767 Fifth Avenue
New York, NY  10153

----------

(1) Based on a statement on Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999 by Royce, RMC and Charles M. Royce as a group. Royce has sole voting and dispositive power over 1,331,300 shares, RMC has sole voting and dispositive power over 53,200 shares, and Charles M. Royce may be deemed to beneficially own the shares beneficially owned by Royce and RMC. Charles M. Royce disclaims beneficial ownership of the shares beneficially owned by Royce and RMC.

(2) Based on a statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 1999 by Barclays and BGF as a group. Barclays has sole voting power over 952,283 shares and sole dispositive power over 976,203 shares and BGF has sole voting and dispositive power over 14,600 shares.

(3) Based on a statement on Schedule 13G filed with the Securities and Exchange Commission on February 3, 1999 by David L. Babson and Company Incorporated. David L. Babson and Company Incorporated has sole voting power over 968,991 shares, shared voting power over 210 shares and sole dispositive power over 969,201 shares.

(4) Based on a statement on Schedule 13G filed with the Securities and Exchange Commission on February 1, 1999 by Bank One Corporation. Bank One Corporation has sole voting power over 880,878 shares, sole dispositive power over 880,353 shares and shared dispositive power over 175 shares.

(5) Based on a statement on Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999 by GeoCapital, LLC.
     GeoCapital, LLC has sole dispositive power over 868,300 shares.

    Management of the Company beneficially owned, as of January 31, 1999, shares of the Common Stock (whether currently outstanding or issuable upon exercise of stock options) as follows:

                                                         SHARES UNDERLYING
                                 OUTSTANDING SHARES     STOCK OPTIONS-AMOUNT
                                OF THE COMMON STOCK-        AND NATURE OF
        NAME OF                  AMOUNT AND NATURE          BENEFICIAL           PERCENT
   BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP(1)     OWNERSHIP(1)(2)     OF CLASS(3)
   ----------------          -------------------------  --------------------    -----------

 John F. Cauley                       2,000                       7,500             --

 Charles W. Elliott                   2,800                       1,500             --

 Eugene Freedman                     77,523 (4)                 184,900            1.64%

 Judith R. Haberkorn                    900                       4,500             --

 Jeffrey A. Hutsell                  17,444                      65,490             --

 Allan G. Keirstead                  48,321                     191,000            1.49%

 Homer G. Perkins                    32,270 (5)                   7,500             --

 H. L. Tower                         78,509                     134,500            1.33%

 Anne-Lee Verville                    2,400                       6,000             --

 Patrick J. Gebhardt                  4,848                      45,000             --

 Peter R. Johnson                     1,142                      16,600             --

 All Directors and Executive        268,257                     664,490            5.65%
 Officers as a Group
 (13 persons)

----------

(1) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power. Fractional amounts have been rounded to the nearest whole share of the Common Stock.

(2) Reflects the number of shares of the Common Stock which the Directors, the named Executive Officers and All Directors and Executive Officers as a Group are deemed to beneficially own by reason of options granted to them under the Company's 1984, 1991 and 1996 Stock Option Plans and Special Interim Chief Executive Officer, 1997 President and Chief Executive Officer and 1998 Chairman Stock Option Plans, which are exercisable within 60 days of January 31, 1999.

(3) Unless otherwise noted, Percent of Class of each Director and named Executive Officer is less than 1% of the total number of shares of the Common Stock outstanding as of, and acquirable by such person within 60 days of, January 31, 1999.

(4) Includes 35,000 shares of the Common Stock owned by the Eugene Freedman Family Limited Partnership, of which Mr. Freedman is the General Partner, and 5,000 shares owned by the Eugene Freedman Family Foundation, of which Mr. Freedman is an officer and a director. Mr. Freedman shares voting and investment power over these shares and disclaims any beneficial interest in all such shares, except to the extent of his direct and indirect pecuniary interest in the Limited Partnership and the Foundation.

(5) Includes 14,000 shares of the Common Stock held by the residuary trust established under the Will of Frank Stanley Beveridge. Mr. Perkins shares voting and investment power over these shares and disclaims any beneficial interest in all such shares.

                           ELECTION OF DIRECTORS

    Effective as of the Annual Meeting, the Board of Directors of the Company (the "Board") consists of nine members who are constituted into three separate classes serving three years each, with one class being elected each year. The Board has adopted several policies concerning resignation and retirement of Directors from the Board, one providing for review by the Board of the continued membership of a Director following a change in his or her principal employment, and another providing for a Director's retirement at age 72, except for Messrs. Freedman and Perkins, who are not subject to this policy.

    Thomas R. Horton, who otherwise would have been eligible for reelection at the Annual Meeting as a Class I Director, retired from the Board in March 1999 in accordance with the Board's retirement policy. At that time, Homer G. Perkins, who was reelected at the 1998 annual meeting of stockholders to hold office until the 2001 annual meeting of stockholders and until his successor shall have been elected and qualified, (a) was elected by the Board to fill the vacancy in Class I created by Mr. Horton's retirement and (b) resigned as a Class III Director. Accordingly, three incumbent Class I Directors, Ms. Judith Haberkorn, Mr. Perkins and Mr. H.L. Tower, each of whom hold office until the Annual Meeting and until his or her successor shall have been elected and qualified, are nominated for reelection to the Board at the Annual Meeting. The Board proposes their reelection for three-year terms scheduled to expire at the annual meeting of stockholders in April 2002. The election of the three nominees named above requires the affirmative vote of the holders of a majority of the shares of the Common Stock voting at the Annual Meeting, whether present in person or represented by proxy; provided, however, that a quorum is present or represented.

    Valid proxies of stockholders containing no designation to the contrary will be voted for the election of the three nominees named above as proposed by the Board.

    If for any reason any nominee is not available to serve when the election occurs, the persons named as proxies in the proxy cards will vote the proxies in accordance with their best judgment. The Board has no reason to believe that any nominee will not be available to serve as a Director.


             INFORMATION AS TO BOARD OF DIRECTORS AND NOMINEES

NOMINEES FOR DIRECTORS IN CLASS I
TERMS EXPIRING IN 2002
-----------------------------------------------------------------------------

JUDITH R. HABERKORN           [PHOTOGRAPH]     President-Consumer Sales and
                                               Service, Bell Atlantic Corp.
                                               (telecommunications services),
                                               New York, NY, since 1998.
Director since 1993                            Formerly President-Public and
                                               Operator Services, at Bell
                                               Atlantic Corp. from 1997 to
                                               1998, having previously
                                               served as Vice President,
                                               Individual Communication
Age 52                                         Services, NYNEX Corporation,
                                               New York, NY ("NYNEX"), from
                                               1995 to 1997, and as Vice
                                               President-Consumer Markets,
                                               at NYNEX, from 1994 to 1995.
                                               Also Director of Armstrong
                                               World Industries Inc.,
                                               Lancaster, PA. Chairman of
                                               the Company's Governance
                                               Committee and Member of the
                                               Audit and Compensation and
                                               Stock Option Committees.

-----------------------------------------------------------------------------

HOMER G. PERKINS              [PHOTOGRAPH]     Retired as Chairman of the
                                               Board of the Company in 1982.
Director since 1954                            Member of the Company's Audit
                                               and Governance Committees.

Age 82

-----------------------------------------------------------------------------

H. L. TOWER                   [PHOTOGRAPH]     Retired as Chairman, President
                                               and Chief Executive Officer of
                                               the Company and as Chairman of
Director since 1978                            the Board in 1998.  Formerly
                                               Chief Executive Officer from
                                               1978 to 1990; retired as an
Age 66                                         associate from the Company
                                               in 1992; and served briefly
                                               in 1993 and again in 1997
                                               and 1998 as interim
                                               President and Chief
                                               Executive Officer. Member of
                                               the Company's Audit,
                                               Executive and Governance
                                               Committees.

-----------------------------------------------------------------------------



DIRECTORS CONTINUING IN OFFICE IN CLASS II
TERMS EXPIRING IN 2000
-----------------------------------------------------------------------------

CHARLES W. ELLIOTT            [PHOTOGRAPH]     Retired in 1995 as Executive
                                               Vice President-Administration
                                               and Chief Financial Officer,
Director since 1995                            Kellogg Company (food
                                               products), Battle Creek, MI,
                                               positions which he had held
Age 67                                         since 1987 and 1988,
                                               respectively. Also, Director
                                               of Munder Funds, Birmingham,
                                               MI. Chairman of the
                                               Company's Audit Committee
                                               and member of the
                                               Compensation and Stock
                                               Option, Executive and
                                               Governance Committees.

----------------------------------------------------------------------------

EUGENE FREEDMAN               [PHOTOGRAPH]     Founding Chairman since 1998.
                                               Formerly Executive Vice
                                               President of the Company from
                                               1988 until 1998 and Vice
Director since 1997                            Chairman from 1997 until 1998.
                                               Also serves as Founding
                                               Chairman of Enesco Corporation
Age 74                                         a subsidiary of the Company,
                                               of which he was a founder in
                                               1959. Member of the Company's
                                               Executive Committee.

----------------------------------------------------------------------------

ALLAN G. KEIRSTEAD            [PHOTOGRAPH]     Executive Vice President and
                                               Chief Administrative and
                                               Financial Officer of the Company
                                               since 1988 and  Chief  Executive
Director since 1985                            Officer of  Enesco International
                                               Businesses since 1998.
                                               Formerly Vice Chairman of the
Age 54                                         Company from 1997 until 1998.
                                               Also serves as Executive Vice
                                               President of Enesco Corporation,
                                               a subsidiary of the Company.
                                               Member of the Company's
                                               Executive Committee.

----------------------------------------------------------------------------


DIRECTORS CONTINUING IN OFFICE IN CLASS III
TERMS EXPIRING IN 2001
----------------------------------------------------------------------------

JOHN F. CAULEY                [PHOTOGRAPH]     Chairman of the Board since
                                               1998. Retired as President of
Director since 1987                            Friendly Ice Cream Corporation,
                                               a subsidiary of The
                                               Restaurant Company
                                               (restaurants and food
Age 66                                         products), Memphis, TN, in
                                               1990. Also, Director of
                                               Imetrix Corporation,
                                               Cataumet, MA. Chairman of
                                               the Company's Executive
                                               Committee and member of the
                                               Audit and Governance
                                               Committees.

----------------------------------------------------------------------------

JEFFREY A. HUTSELL            [PHOTOGRAPH]     President and Chief Executive
                                               Officer of the Company since
Director since 1997                            1998 and President and Chief
                                               Executive Officer of Enesco
                                               Corporation, a subsidiary of
Age 45                                         the Company, since 1997.
                                               Formerly Vice President of
                                               the Company from 1997 until
                                               1998 and Executive Vice
                                               President- Worldwide
                                               Creative of Enesco
                                               Corporation from 1992 until
                                               1997, having previously
                                               served as a Vice President
                                               of Enesco Corporation from
                                               1985 to 1992. Member of the
                                               Company's Executive
                                               Committee.

----------------------------------------------------------------------------

ANNE-LEE VERVILLE             [PHOTOGRAPH]     Retired as General Manager-
                                               Worldwide Education Industry
                                               of International Business
Director since 1991                            Machines Corporation ("IBM")
                                               (advanced information
                                               technologies), White Plains,
Age 53                                         NY, in 1997, after 30 years
                                               with IBM. Also, Trustee of
                                               Colonial Mutual Funds
                                               Family, Boston, MA. Chairman
                                               of the Company's
                                               Compensation and Stock
                                               Option Committee and member
                                               of the Audit, Executive and
                                               Governance Committees.

----------------------------------------------------------------------------


                   REMUNERATION OF NON-EMPLOYEE DIRECTORS

    The Board establishes the compensation paid to each Director who is not also an employee of the Company for all services in such capacity. The current remuneration amounts are as follows:

        (1) For service as a non-Chairman member of the Board, a retainer of 200 shares of the Common Stock and an additional amount of Common Stock worth $15,000 per annum, plus $1,200 for attendance at each meeting of the Board;

        (2) For service as Chairman of the Board, a retainer of 200 shares of the Common Stock and $100,000 per annum and a special one-time grant of 14,000 non-qualified options to purchase shares of the Common Stock at an exercise price equal to the fair market value per share of the Common Stock on the grant date, plus $1,200 for attendance at each meeting of the Board;

        (3) For service as a Board Committee member, an attendance fee of $800 for each Committee meeting and for each other meeting attended by any Director which is held in connection with the selection of potential nominees for positions on the Board; and

        (4) For service as Chairman of a Committee of the Board, an additional attendance fee of $200 per Committee meeting or other meeting referred to in (3) above.

    Payment of cash remuneration amounts may be partially or fully deferred by the Director (with interest payable to the Director at the Company's cost of borrowing) until a later year, retirement from the Board or a change in control of the Company (in which case the Director also will be reimbursed for any excise or other taxes incurred as a result of such payment).

    In addition, for each year during the four-year period ending in 1999, as of the day following the annual meeting in that year, each then serving non-employee Director receives a grant of 1,500 non-qualified options to purchase shares of the Common Stock at an exercise price per share equal to the fair market value per share of the Common Stock on the grant date. The options become exercisable on the eighth anniversary of the grant, unless they have already become exercisable under other provisions of the Company's 1996 Stock Option Plan (which are more fully described elsewhere in this Proxy Statement) and expire on the tenth anniversary of the grant.

    Upon retirement of a non-employee Director at any time after age 60 with 5 years of service on the Board, he or she will become an "Advisory Director" who may be called upon for advice by the Chief Executive Officer of the Company as the occasion arises. For such services, an Advisory Director shall receive in cash, in addition to current attendance fees for his or her requested participation at meetings, the annual retainer at the rate in effect at the time of his or her retirement for a period of years equal to the Director's years of service (but not in excess of 10 years) or until his or her earlier death. In the event of a change in control of the Company, each Advisory Director and each Director then eligible to retire and become an Advisory Director will receive in cash the balance of the retainer payments due for his or her term, or remainder thereof, as an Advisory Director, plus reimbursement for any excise or other taxes incurred as a result of such payment.

    Directors receive reimbursement from the Company for expenses incurred in connection with service in that capacity. Directors who are also employees of the Company receive no additional compensation for their services as Directors.

          ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees

    The Audit Committee, comprised of six Board members, held three meetings during 1998. This Committee, which consists entirely of non-employee Directors, provides oversight of the Company's audit, accounting, reporting and control practices and provides a non-management link between the Board and the Company's internal auditing department. This Committee reviews the activities of the internal auditing department and the Company's independent accountants. It also reviews the adequacy of the Company's accounting, financial and operating controls and reports to the full Board as necessary.

    The Compensation and Stock Option Committee, comprised of three Board members, held five meetings during 1998. This Committee, which also consists entirely of non-employee Directors, determines compensation policy for the Company, approves or recommends to the Board compensation of the Directors and officers of the Company and reviews and acts on recommendations from the Chief Executive Officer regarding the award of stock options and administration of the stock option plans of the Company and the Non-employee Director Stock Plan.

    The Executive Committee, comprised of seven Board members, held three meetings during 1998. This Committee, which consists of four non-employee and three employee Directors, acts on behalf of the Board on important matters that arise between meetings of the Board and performs other tasks as delegated by the Board.

    The Governance Committee, comprised of six Board members, held four meetings during 1998. This Committee, which consists entirely of non-employee Directors, provides the Board with Director and corporate officer recommendations, including with respect to the Chief Executive Officer of the Company, proposes to the Board each year a slate of Directors for recommendation and submission to the stockholders at the Company's next annual meeting of stockholders and deals with all aspects of the Director selection process, reviewing prospective Director candidates in the light of anticipated resignations and retirements and Board composition.

    In accordance with the Company's Restated Articles of Organization, as amended, nominations for the election of Directors at an annual meeting of stockholders may be made by the Board, the Governance Committee or any stockholder entitled to vote generally in the election of Directors. However, any stockholder may nominate one or more persons for election as Directors at an annual meeting of stockholders only if the stockholder gives notice in writing to the Secretary of the Company at least 45 days in advance of the anniversary of the date of the previous annual meeting of stockholders, which notice includes:

        (a) The name and address of the stockholder who intends to make the nomination and the name and address of each person to be nominated;

        (b) A representation that the stockholder is a holder of record of the Common Stock and intends to appear in person or by proxy at the Company's next annual meeting of stockholders to nominate the person or persons specified in the notice;

        (c) A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

        (d) Such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

        (e) The consent of each nominee to serve as a Director if so elected.

    In addition to the Committee meetings referred to above, the full Board held eight regular meetings and one special meeting during 1998.


                           EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as all other plan and non-plan compensation awarded to, earned by or paid to the present Chief Executive Officer, the former Chief Executive Officer and the four most highly compensated Executive Officers of the Company in office at the end of 1998, other than the Chief Executive Officer (all six persons being collectively referred to herein as the "Named Executive Officers"), for all services rendered in all capacities to the Company and its subsidiaries:

                                            SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                 ANNUAL                    COMPENSATION
                                                             COMPENSATION(1)                 AWARDS(2)
                                                 ----------------------------------------  ------------
                                                                             OTHER ANNUAL   SECURITIES      ALL OTHER
                                                                             COMPENSATION   UNDERLYING    COMPENSATION
  NAME AND PRINCIPAL POSITION             YEAR    SALARY($)     BONUS($)          ($)       OPTIONS (#)      ($)(3)
  ---------------------------            -----   ----------   ------------  -------------  -------------  ------------

  J. A. Hutsell,                         1998     $ 468,548     $     --       $    --            --        $  11,204
  President and Chief                    1997       450,000           --            --         56,000          14,584
  Executive Officer                      1996          --             --            --            --              --


  H. L. Tower,                           1998      364,154            --            --            --           27,385
  former Chairman, President             1997      180,000            --            --        101,500          81,425
  and Chief Executive Officer            1996          --             --            --          1,500             --

  E. Freedman,                           1998    1,000,000            --            --            --           11,204
  Founding Chairman                      1997      475,000       2,761,100          --         70,000          14,584
                                         1996      475,000       4,030,500          --         24,000          30,590

  A. G. Keirstead,                       1998      398,867            --            --            --           25,449
  Executive Vice President               1997      381,000         190,500          --         50,000          22,725
  and Chief Administrative               1996      363,000         127,050          --         21,000          21,642
  and Financial Officer

  Patrick J. Gebhardt,                   1998      292,500            --            --            --           11,204
  Senior Vice President,                 1997          --             --            --            --              --
  Finance and Accounting                 1996          --             --            --            --              --


  Peter R. Johnson,                      1998      185,000            --            --            --            9,949
  Vice President, Secretary, Clerk       1997          --             --            --            --               --
  and General Counsel                    1996          --             --            --            --               --


----------

(1) Annual compensation includes bonus compensation for the year, whether paid in the year indicated or in the succeeding year, under a former agreement with Mr. Freedman and pursuant to the Company's Management Incentive Plan (the "MIP") and, for Mr. Keirstead, also includes salary compensation deferred through the Company's Investment Savings Plan for 1996 and 1997 only and through the Supplemental Investment Savings Plan for the entire three-year period. For Mr. Tower, salary compensation includes amounts deferred through the Company's Supplemental Investment Savings Plan, but excludes amounts paid to him under the Company's Pension Plan and his supplemental retirement agreement or in his capacity as the non-employee Chairman of the Board until September 4, 1997 (other than the option grants), all of which is more fully described elsewhere in this Proxy Statement. Compensation information regarding 1996 for Mr. Hutsell and 1996 and 1997 for Messrs. Gebhardt and Johnson is not provided because they were not Executive Officers of the Company during those years.

(2) All Long-Term Compensation Awards to the Named Executive Officers during the three-year period were made in the form of non-qualified stock options granted under the Company's 1991 and 1996 Stock Option Plans and, with respect to Mr. Tower, the Company's 1997 President and Chief Executive Officer Stock Option Plan. No stock appreciation rights ("SARs") were awarded either singly or in tandem with the granted options.

(3) All Other Compensation in 1998 consisted of the following items for each of the Named Executive Officers: J. A. Hutsell, $7,248 contribution under the Enesco Profit Sharing Plan, $3,372 contribution under the Enesco Supplemental Profit Sharing Plan, $500 contribution under the Company's Payroll-Based Stock Ownership Plan ("PAYSOP Contribution") and $84 insurance premiums paid by the Company with respect to term life insurance for his benefit ("Insurance Premiums");
    H. L. Tower, $11,832 matching contribution under the Company's Supplemental Investment Savings Plan, $500 PAYSOP Contribution, $10,653 Insurance Premiums and $4,400 meeting attendance fees for service as a non-employee Director after his employment by the Company; E. Freedman, $7,248 contribution under the Enesco Profit Sharing Plan, $3,372 contribution under the Enesco Supplemental Profit Sharing Plan, $500 PAYSOP Contribution and $84 Insurance Premiums; A. G. Keirstead, $18,881 matching contribution under the Company's Supplemental Investment Savings Plan, $500 PAYSOP Contribution and $6,068 Insurance Premiums; P. J. Gebhardt, $7,248 contribution under the Enesco Profit Sharing Plan, $3,372 contribution under the Enesco Supplemental Profit Sharing Plan, $500 PAYSOP Contribution and $84 Insurance Premiums; and
    P. R. Johnson, $7,248 contribution under the Enesco Profit Sharing Plan, $1,595 contribution under the Enesco Supplemental Profit Sharing Plan, $500 PAYSOP Contribution and $606 Insurance Premiums.

    No stock options or SARs were granted by the Company to any of the Named Executive Officers during the last fiscal year.

    The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during the last fiscal year and the value of unexercised stock options held by each of them as of the end of the fiscal year:

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND FY-END OPTION VALUES

                                                                                                      VALUE OF
                                                                       NUMBER OF SECURITIES          UNEXERCISED
                               SHARES                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                             ACQUIRED ON             VALUE             OPTIONS AT FY-END(#)           AT FY-END($)
                              EXERCISE              REALIZED       -------------------------   -------------------------
                                (#)                    ($)         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                             -----------           -----------     --------------------------  -------------------------
  NAME
  ----
  J. A. Hutsell               6,010                 $ 72,734            60,490/ 73,000                     $0/ $0
  H. L. Tower                     0                        0           134,125/  3,375                      0/  0
  E. Freedman                22,000                  242,000           174,900/104,000                      0/  0
  A. G. Keirstead                 0                        0           181,000/ 81,000                      0/  0
  P. J. Gebhardt              2,000                   24,250            41,250/ 30,250                      0/  0
  P. R. Johnson                   0                        0            15,600/ 10,100                      0/  0

Pension Plan
    The Company maintained a qualified pension plan (the "Pension Plan") for which it filed a notice of intent to terminate effective as of November 15, 1998, and it maintains supplemental pension plans and certain supplemental retirement agreements requiring contributions in amounts determined annually by independent actuaries. In the case of the supplemental pension plans and, if applicable, supplemental retirement agreements of Messrs. Tower and Keirstead, annual benefits generally will be paid on a monthly basis commencing upon eligibility therefor; however, upon the occurrence of a change in control of the Company (within the meaning of these plans and agreements), the present value of the aggregate expected remaining annual benefits will be paid to the executive in one lump sum. Of the Named Executive Officers, only Messrs. Tower and Keirstead have supplemental retirement agreements. Mr. Tower is currently receiving annual benefits pursuant to his agreement and in accordance with the Pension Plan. Mr. Keirstead is eligible upon his reaching age 55 and following his termination from the Company to receive reduced annual benefits pursuant to the Pension Plan and the supplemental pension plan and, in the event of an involuntary termination without cause, under his supplemental retirement agreement. Mr. Johnson is eligible upon his reaching age 55 and following his termination from the Company to receive reduced annual benefits pursuant to the Pension Plan. Messrs. Tower, Keirstead and Johnson did not accrue any benefits under the Pension Plan in 1998. The following table has been prepared without regard to regulated qualified pension plan limitations and represents amounts attributable to the Pension Plan and the supplemental retirement agreement of Mr. Tower, who is a Director, and the supplemental pension plan and supplemental retirement agreement of Mr. Keirstead, who is an Executive Officer and
Director:



                                       PENSION PLAN TABLE (1)

REMUNERATION                                            YEARS OF SERVICE
-------------     ------------------------------------------------------------------------------------------
FINAL AVERAGE
COMPENSATION           5        10         15          20         25         30           35           40
-------------     ---------  --------   --------   ---------   --------   ---------   ---------    ---------
 $    300,000      $150,000  $ 150,000  $ 150,000   $ 150,000   $150,000   $ 150,000   $ 150,000   $ 150,000
      400,000       200,000    200,000    200,000     200,000    200,000     200,000     200,000     200,000
      500,000       250,000    250,000    250,000     250,000    250,000     250,000     250,000     250,000
      600,000       300,000    300,000    300,000     300,000    300,000     300,000     300,000     300,000
      700,000       350,000    350,000    350,000     350,000    350,000     350,000     350,000     350,000
      800,000       400,000    400,000    400,000     400,000    400,000     400,000     400,000     400,000
      900,000       450,000    450,000    450,000     450,000    450,000     450,000     450,000     450,000
    1,000,000       500,000    500,000    500,000     500,000    500,000     500,000     500,000     500,000

----------

(1) The information contained herein represents the aggregate estimated annual benefits payable to eligible employee Director participants under the Pension Plan, supplemental pension plans and supplemental retirement agreements.

    For purposes of the Pension Plan, supplemental pension plans and supplemental retirement agreements referred to above, "compensation" includes total wage, salary, bonus, Company automobile benefit and any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in gross income under the Internal Revenue Code of 1986, as amended (the "Code"), but it does not include other payments to benefit plans, other perquisite compensation or reimbursement for business expenses. Substantially all of the items of current compensation covered by the Pension Plan, supplemental pension plan and supplemental retirement agreement for Mr. Keirstead are included in the Summary Compensation Table columns entitled "Salary ($)" and "Bonus ($)". The Pension Plan benefit is based on the employee's "Final Average Compensation" which means the highest average of annual compensation paid during any five consecutive calendar years during the employee's last ten years of employment through December 31, 1996. For purposes of the Pension Plan, and of the supplemental pension plans and supplemental retirement agreements in the event of an involuntary termination, the number of credited years of service is currently 34 years for Mr. Keirstead, 15 years for Mr. Tower and 13 years for Mr. Johnson. Each of Messrs. Tower, Keirstead and Johnson is fully vested in the Pension Plan and Mr. Keirstead is fully vested in his supplemental pension plan and will become (unless terminated for cause) fully vested in his supplemental retirement agreement on November 17, 1999 or, if applicable, the date of his earlier involuntary termination.

    Messrs. Hutsell, Freedman, Gebhardt and Johnson are each fully vested participants in the Enesco Profit Sharing and Supplemental Profit Sharing Plans for which covered compensation was limited to $200,000 in 1998.

    The annual benefit at age 65 of the Pension Plan and supplemental pension plan (which is an "excess plan") is payable on a straight-life annuity basis to participants under those plans in specified compensation and years of service classifications and is equal to 1 1/2% of the participant's Final Average Compensation multiplied by his years of service up to 33 1/3 years, plus 1/2% for each Year of Service beyond that. These benefits are reduced by a percentage of the participant's primary Social Security benefit (not to exceed 50% of that benefit) and also are offset by any benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980. The Pension Plan and supplemental pension plan benefits are reduced in the event of termination of employment prior to age 62. The Pension Plan and supplemental pension plan also provide for a surviving spouse benefit in the event of the death of a vested participant. None of the Named Executive Officers was eligible to accrue any benefits under the Pension Plan after December 31, 1996. Upon his retirement on December 31, 1992, Mr. Tower elected to receive annual benefits under the Pension Plan's 50% joint and survivor annuity option in the amount of $71,454.

    The supplemental retirement agreements' portion of the estimated annual benefits set forth in the Pension Plan Table above is computed based upon an assumed normal retirement in 1999 at age 65 and is equal to 50% of the participant's average of annual compensation during the five highest compensated years out of the last ten years of his employment prior to retirement less the following: (i) benefits from Company contributions under the Pension Plan and supplemental pension plan; (ii) benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980; and (iii) 50% of the retired employee's Social Security benefits. The supplemental retirement agreement of Mr. Keirstead also includes disability and surviving spouse benefits. These agreements provide for a monthly retirement benefit in an amount based upon the individual taking a normal or early retirement from the Company. An early retirement prior to age 62 shall subject the monthly retirement benefit to a stipulated percentage reduction. Upon his retirement on December 31, 1992, Mr. Tower began to receive annual benefits under his supplemental retirement agreement in the amount of $284,813, plus an additional annual Social Security supplement until he reached age 65 in the amount of $12,792, each of which was or is payable as 50% joint and survivor annuities.

Employment Contracts and Termination of Employment and Change in Control Arrangements

    The Company has entered into both a supplemental retirement agreement and a severance agreement with Mr. Keirstead, Executive Vice President, Chief Administrative and Financial Officer and Chief Executive Officer of Enesco International Businesses of the Company. The Company also has entered into a relocation letter agreement with Mr. Keirstead providing for Mr. Keirstead's continuation as the Company's Executive Vice President and Chief Administrative and Financial Officer. In addition to summarizing his base salary, bonus opportunity and other employee benefits, the letter agreement provides for the receipt by Mr. Keirstead (subject to certain conditions) of the severance payments, retention benefits and other related termination benefits (including without limitation the post-termination insurance benefits) described in this section and elsewhere in this Proxy Statement in connection with a termination of his employment with the Company, whether voluntary or involuntary, during a period of two years following the relocation of his place of business to Illinois. The letter agreement also clarifies Mr. Keirstead's eligibility for relocation and related reimbursements.

    The Company also has entered into a relocation letter agreement with Mr. Johnson in connection with his transfer to Illinois which summarizes his severance, pension, group insurance and other related termination benefits (subject to certain conditions) in the event of his voluntary or involuntary termination from the Company prior to July 1, 1999.

    The Company has separate change in control agreements or commitments with Messrs. Hutsell, Freedman, Keirstead, Gebhardt and Johnson under which each of these individuals is entitled to both (i) a severance benefit, payable upon or before termination for any reason (other than death, disability, retirement, termination for substantial cause or voluntary termination without good reason) occurring within two years following a change in control of the Company, up to three (two in the case of each of Messrs. Gebhardt and Johnson) times the annual base salary rate plus bonus under the MIP program and (ii) certain fringe benefits for up to a three-year term. In accordance with their change in control agreements, Messrs. Hutsell and Keirstead also will be reimbursed for any excise tax and other taxes incurred as a result of such reimbursement. The types of events constituting a change in control under these agreements include those that require reporting under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and certain other events specified in the change in control agreements.

    The termination of Mr. Keirstead absent a change in control will be governed by the Company's employee severance policy as confirmed by a severance agreement under which he may be entitled to a severance benefit, payable in one lump sum or over a period of time, following termination for any reason (other than death, disability, retirement or termination for substantial cause), equal to his annual base salary for a period of three years and certain fringe benefits for up to a 36-month term. The terminations of the remaining Named Executive Officers (other than Mr. Tower, who has retired) absent a change in control of the Company will be governed by the employee severance policy of Enesco Corporation under which each of them may (subject to certain conditions) be entitled to a severance benefit of up to one year of annual base salary depending on designated criteria and to certain other continuing group medical, life and accidental death and dismemberment insurance coverage.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, the following Directors, none of whom were then officers or employees of the Company or any of its subsidiaries, served on the Board's Compensation and Stock Option Committee: Ms. Verville, Messrs. Cauley (until September 2, 1998) and Elliott and Ms. Haberkorn. No current member of the Committee is a former officer of the Company or any of its subsidiaries, and none had any other relationship requiring disclosure.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on Company records and other information, the Company believes that all Securities and Exchange Commission filing requirements under
Section 16(a) of the Exchange Act applicable to its Directors and Executive Officers with respect to the Company's fiscal year ending December 31, 1998 were complied with.

               COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board. The Committee is comprised of non-employee Directors who approve or recommend to the Board salary and bonus amounts and other annual compensation and long-term compensation awards for the Executive Officers of the Company.

    While long-term compensation awards are periodically considered by the Committee, no option awards to purchase shares of the Common Stock were granted to the Company's Executive Officers during the last year (other than for one grant to a new employee of the Company). Accordingly, the Company's executive compensation program during 1998 consisted principally of only two components: base salary and fringe benefits; and incentive bonus opportunity. The Committee's compensation policies regarding these components are designed to provide a compensation package which is targeted between the median and third quartile level of total compensation for similarly situated executive officers in a comparator group of other U.S. companies of comparable size and geographic diversity. The comparator group used in establishing the Company's compensation levels is composed of companies that participate in the "Towers Perrin Executive Compensation Survey," a well established and nationally recognized annual executive compensation survey. This survey includes some of the companies included in the indices shown in the Performance Graph set forth below. The Committee believes that evaluating data from the broad group of industries and companies represented in this survey is important in establishing the true market for executive talent. To compete effectively in this market, the Company believes that it must be aware of compensation levels in various industries and companies of all sizes and, accordingly, does not limit its compensation analyses to those constituting the indices shown in the Performance Graph.

    Base salaries and fringe benefits are set at the annual base salary and fringe benefit amounts of comparable executive officers. Pay for performance bonuses are determined under the Company's MIP program, which provides for annual incentive opportunities amounting to pre-determined percentages of the respective Executive Officers' annual base salaries with the amount of the actual bonus payment being based on the achievement of pre-selected personal performance criteria and certain specified Company profitability and performance goals. The Committee's compensation policies are intended to reinforce the Company's performance-oriented compensation practices and are not impacted by potential non-deductibility of certain compensation amounts for federal tax purposes under the provisions of
Section 162(m) of the Code and the regulations promulgated thereunder.

    Compensation paid to Mr. Tower, former Chairman, President and Chief Executive Officer of the Company, from January 1, 1998 until September 2, 1998 included his base salary at the annual rate of $540,000 and an annualized MIP target opportunity of $351,000. Mr. Tower did not receive any MIP bonus for 1998. Apart from normal employment benefits provided to other Executive Officers, Mr. Tower received no other remuneration from the Company, except for amounts paid to him under the Company's Pension Plan and his supplemental retirement agreement and his remuneration as a non-employee Director after September 2, 1998, all of which is more fully described elsewhere in this Proxy Statement.

    Compensation for Mr. Hutsell, President of the Company since April 23, 1998 and Chief Executive Officer of the Company since September 2, 1998, included his base salary at the annual rate of $495,000 and an annualized MIP target opportunity of $321,750. Mr. Hutsell did not receive any MIP bonus for 1998.

    The Compensation and Stock Option Committee:

A. L. Verville (Chair)        C. W. Elliott              J. R. Haberkorn


                               PERFORMANCE GRAPH

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
     THE STANDARD & POOR'S ("S&P") MIDCAP 400 INDEX AND THE COMPANY'S PEER
                                GROUP INDEX (1)

-------------------------------------------------------------------------------------------------------
                                12/31/93    12/31/94     12/31/95    12/31/96    12/31/97     12/31/98
-------------------------------------------------------------------------------------------------------
Enesco Group, Inc.               $100.00      $96.26      $ 91.77     $ 86.77     $ 87.54      $ 82.68
-------------------------------------------------------------------------------------------------------
S&P Midcap 400                   $100.00      $96.42      $126.25     $150.49     $199.03      $237.05
-------------------------------------------------------------------------------------------------------
Company's Peer Group             $100.00      $71.23      $ 81.01     $ 85.23     $ 98.05      $ 98.64

----------

(1) This graphic presentation assumes (a) one-time $100 investments in the Common Stock and in market capital base-weighted amounts apportioned among all the companies whose equity securities constitute the above named board equity market index and the Company's selected peer group index, in each case made as of the market close on the last trading day in 1993 and (b) the automatic reinvestment of dividends, if any, in additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable fiscal years. The Company has chosen to present a peer group index composed of the companies that formerly constituted the former S&P Midcap 400 Consumer Products Index in order to maintain continuity with comparisons provided in prior years' proxy statement Performance Graph presentations. Tambrands Inc., however, is unable to be used for such an index after 1996 because it is no longer publicly traded. Therefore, for years commencing after December 31, 1996, the Company's peer group is made up of the following nine companies: Carter-Wallace, Inc.; Church & Dwight Co., Inc.; A.T. Cross Company; First Brands Corporation; Gibson Greetings, Inc.; Lancaster Colony Corp.; National Presto Industries, Inc.; Perrigo Company; and Enesco Group, Inc. (Source: Standard & Poor's Compustat Custom Products Division, a Division of The McGraw-Hill Companies.)

                  AMENDMENT AND RESTATEMENT OF BY-LAWS IN 1998

      On April 23, 1998, the Board unanimously voted to amend and restate the By-Laws of the Company effective as of May 1, 1998 in order to make the By-Laws conform to the amendments to the Company's Restated Articles of Organization that were approved by the stockholders at the annual meeting of the Company held on April 23, 1998. Therefore, the By-Laws were amended to provide that (1) the location of the principal office of the Company in the Commonwealth of Massachusetts shall be in the City of Westfield, unless changed as permitted by law, (2) as permitted by the provisions of the Massachusetts Business Corporation Law, the stockholders' meetings shall be held anywhere within the United States, as determined by the Board, and (3) the Clerk of the Company shall keep the record books of the stockholders' meetings as provided by law.


                       INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP has been engaged by the Company as independent public accountants since 1971. As recommended by its Audit Committee, the Board has appointed that firm as independent accountants for the Company for 1999, subject to ratification by the stockholders. Valid proxies of stockholders containing no designation to the contrary will be voted for the reappointment of that firm as recommended by the Audit Committee. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions and to make a statement if they so desire.


              PROPOSALS OF SECURITY HOLDERS AND OTHER BUSINESS

    The Annual Meeting is called for the purposes set forth in the Notice. Although the Company knows of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the Company's management proxy holders to use in accordance with their best judgment with respect to any such items which may come before the Annual Meeting to the extent permitted by the applicable rules of the Securities and Exchange Commission. In order to be considered under Rule 14a-8 for inclusion in the Company's proxy materials to be distributed in connection with the Company's annual meeting of the stockholders in 2000, stockholder proposals for that meeting must be received by the Company on or before November 14, 1999. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) for possible presentation at that meeting (other than a proposal with respect to the nomination for election of one or more directors, for which procedures are set forth above under the caption "Additional Information Concerning the Board of Directors"), such a proposal must be received by the Company on or before January 27, 2000. The Company's management proxy holders will be permitted to use their discretionary voting authority, as conferred by any valid proxy, in accordance with their best judgment when such a proposal is raised at that meeting.

    THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A COPY OF THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 WITHOUT CHARGE BY WRITING TO THE CLERK OF THE COMPANY, AT 225 WINDSOR DRIVE, ITASCA, ILLINOIS 60143.

                                        By order of the  Board of Directors,


                                        ENESCO GROUP, INC.



                                        PETER R. JOHNSON
                                        Clerk

March 12, 1999







         PROXY                 ENESCO GROUP, INC.               PROXY
                       ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 22, 1999

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 12, 1999, receipt of which is hereby acknowledged, does hereby appoint and constitute JEFFREY A. HUTSELL, ALLAN G. KEIRSTEAD and PETER R. JOHNSON, and each or any of them, the attorneys and proxies of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Enesco Group, Inc. to be held at the Enesco Showroom Theater, One Enesco Plaza (corner of Busse and Devon), Elk Grove Village, Illinois, on Thursday, April 22, 1999 at 9:30 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.125 per share, together with associated common stock purchase rights, of said Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

           (Continued and to be signed and dated on the reverse)


THIS PROXY WILL BE VOTED AS DIRECTED BUT IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR ITEMS 1 AND 2 BELOW.


1. To elect Judith R. Haberkorn, Homer G. Perkins and H. L. Tower as Class I Directors for a three-year term. If any such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.

      FOR all                  WITHHOLD               (INSTRUCTION:  To
      nominees listed          AUTHORITY to           withhold authority to
      above (except            vote for all           vote for one or more
      as marked to             nominees listed        individual nominees,
      the contrary)            above                  write the nominee's
                                                      name in the space
                                                      provided below.)

      ------                   ------

      ------                   ------                 ---------------------

2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Companys' independent accountants for 1999.

            FOR                     AGAINST                  ABSTAIN

            ------                  ------                   ------

            ------                  ------                   ------

3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

                                          ------
I plan to attend the meeting.
                                          ------


   PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature__________________ Signature__________________ Date_______, 1999


Please sign above exactly as name(s) appear(s) hereon. (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)





                             ENESCO GROUP, INC.

                       ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, APRIL 22, 1999
                                 9:30 A.M.

                          Enesco Showroom Theater
                One Enesco Plaza (corner of Busse and Devon)
                           Itasca, Illinois 60007